ARTICLES OF INCORPORATION

OF

DREYFUS NEW YORK TAX EXEMPT BOND FUND, INC.

                     _________________________

          FIRST:  The undersigned, Morris Bienenfeld, whose

address is 61 Broadway, New York, New York 10006, being at least eighteen years of age, hereby forms a corporation under the Mary-

land General Corporation Law.

          SECOND:  The name of the corporation (hereinafter called

the "corporation") is Dreyfus New York Tax Exempt Bond Fund, Inc.

          THIRD:  The corporation is formed for the following

purpose or purposes:

               (a)  to conduct, operate and carry on the

          business of an investment company;

               (b)  to subscribe for, invest in, reinvest

          in, purchase or otherwise acquire, hold, pledge, sell,

          assign, transfer, exchange, distribute or otherwise

          dispose of and deal in and with bonds, debentures,

          notes, bills and other negotiable or non-negotiable

          instruments, obligations and evidences of indebtedness

          issued by or guaranteed as to principal and interest by

          any state or local government or any agency or

          instrumentality thereof, or by the United States Govern-

          ment or any agency or instrumentality or by any

          corporation organized under the laws of any state, the

          United States or any territory or possession thereof,

          bank certificates of deposit, bank time deposits,

          bankers' acceptances and commercial paper; to pay for

          the same in cash or by the issue of stock, including

          treasury stock, bonds or notes of the corporation or

          otherwise; and to exercise any and all rights, powers

          and privileges of ownership or interest in respect of

          any and all such investments of every kind and

          description, including without limitation, the right to

          consent and otherwise act with respect thereto, with

          power to designate one or more persons, firms,

          associations or corporations to exercise any of said

          rights, powers and privileges in respect of any said

          instruments;

               (c)  to borrow money or otherwise obtain credit

          and to secure the same by mortgaging, pledging or

          otherwise subjecting as security the assets of the

          corporation;

               (d)  to issue, sell, repurchase, redeem,

          retire, cancel, acquire, hold, resell, reissue, dispose

          of, transfer, and otherwise deal in, shares of stock of

          the corporation, including shares of stock of the

          corporation in fractional denominations, and to apply to

          any such repurchase, redemption, retirement,

          cancellation or acquisition of shares of stock of the

          corporation any funds or property of the corporation

          whether capital or surplus or otherwise, to the full

          extent now or hereafter permitted by the laws of the

          State of Maryland;

               (e)  to conduct its business, promote its

          purposes and carry on its operations in any and all of

          its branches and maintain offices both within and

          without the State of Maryland, in any States of the

          United States of America, in the District of Columbia

          and in any other parts of the world; and

               (f)  to do all and everything necessary,

          suitable, convenient, or proper for the conduct,

          promotion and attainment of any of the businesses and

          purposes herein specified or which at any time may be

          incidental thereto or may appear conducive to or

          expedient for the accomplishment of any of such

          businesses and purposes and which might be engaged in or

          carried on by a corporation incorporated or organized

          under the Maryland General Corporation Law, and to have

          and exercise all of the powers conferred by the laws of

          the State of Maryland upon corporations incorporated or

          organized under the Maryland General Corporation Law.

          The foregoing provisions of this Article THIRD shall be

construed both as purposes and powers and each as an independent purpose and power.  The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by

reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation;

provided, that the corporation shall not conduct any business,

promote any purpose, or exercise any power or privilege within or without the State of Maryland which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

          FOURTH:  The post office address of the principal office

of the corporation within the State of Maryland, and of the

resident agent of the corporation within the State of Maryland, is

The Corporation Trust Incorporated, 32 South Street, Baltimore,

Maryland 21201.

          FIFTH:  (1)  The total number of shares of stock which

the corporation has authority to issue is one hundred million

(100,000,000), shares of Common Stock, all of which are of a par value of one cent ($.01) each and are designated as Common Stock.

          (2)  The aggregate par value of all the authorized

shares of stock is one million ($1,000,000) dollars.

          (3)  The Board of Directors of the corporation is

authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for, and to issue, the shares of stock of the corporation.

          (4)  The Board of Directors of the corporation is

authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of stock of the corporation.

          (5)  Notwithstanding any provisions of the Maryland Gen-

eral Corporation Law requiring a greater proportion than a

majority of the votes of stockholders entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

          (6)  The presence in person or by proxy of the holders

of one-third of the shares of stock of the corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements,

requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

          (7)  The corporation may issue shares of stock in

fractional denominations to the same extent as its whole shares,

and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without

limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the corporation, but excluding the right to receive a stock

certificate evidencing a fractional share.

          (8)  No holder of any shares of any class of the

corporation shall be entitled as of right to subscribe for,

purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue, or any rights or options which the corporation proposes to issue or to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation,

whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons,

firms, corporations and associations, and for such lawful

consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

          SIXTH:  (1)  The number of directors of the corporation,

until such number shall be increased or decreased pursuant to the by-laws of the corporation, is two.  The number of directors shall never be less than the minimum number prescribed by the Maryland

General Corporation Law.

          (2)  The name of the person who shall act as director of

the corporation until the first annual meeting or until their successors are duly chosen and qualify is as follows:

               Joseph S. DiMartino

               Howard Stein

          (3)  The initial by-laws of the corporation shall be

adopted by the directors at their organizational meeting or by their informal written action, as the case may be.  Thereafter,

the power to make, alter, and repeal the by-laws of the

corporation shall be vested in the Board of Directors of the corporation.

          (4)  Any determination made in good faith and, so far as

accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors, as to:  the amount of the assets, debts,

obligations, or liabilities of the corporation; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use,

alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged);

the value of any investment or fair value of any other asset of the corporation; the number of shares of stock outstanding; the estimated expense to the corporation in connection with purchases or redemptions of its shares; the ability to liquidate investments in orderly fashion; the extent to which it is practicable to deliver a cross-section of the portfolio of the corporation in payment for any such shares, or as to any other matters relating to the issue, sale, purchase, redemption and/or other acquisition or disposition of investments or shares of the corporation, or the determination of the net asset value of shares of the corporation shall be final and conclusive, and shall be binding upon the corporation and all holders of its shares, past, present and future, and shares of the corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

          SEVENTH:  (1)  To the maximum extent permitted by the

Maryland General Corporation Law as from time to time amended, the corporation shall indemnify its currently acting and its former directors, officers, and employees and those persons who, at the request of the corporation serve or have served another

corporation, partnership, joint venture, trust of other enterprise in one or more of such capacities.  The indemnification provided herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute,

by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (2)  Anything herein contained to the contrary

notwithstanding, no officer or director of the corporation shall be indemnified for any liability to the corporation or its

security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          EIGHTH:  Any holder of shares of stock of the

corporation may require the corporation to redeem and the

corporation shall be obligated to redeem at the option of such holder all or any part of the shares of the corporation owned by said holder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

               (a)  Certificates (if issued) for shares of stock

          shall be surrendered for redemption improper form for

          transfer to the corporation or the agent of the

          corporation appointed for such purpose and there shall

          be presented a written request that the corporation

          redeem all or any part of the shares represented

          thereby.

               (b)  The redemption price per share shall be the

          net asset value per share when next determined by the

          corporation at such time or times as the Board of Direc-

          tors of the corporation shall designate in accordance

          with any provision of the Investment Company Act of

          1940, any rule or regulation thereunder, or any rule or

          regulation made or adopted by any securities association

          registered under the Securities Exchange Act of 1934, as

          determined by the Board of Directors of the corporation.

               (c)  Net asset value shall be determined by

          dividing:

                         (i)  The total value of the assets of the

                    corporation determined as provided in Subsec-

                    tion (d) below less, to the extent determined

                    by or pursuant to the direction of the Board

                    of Directors in accordance with generally

                    accepted accounting principles, all debts,

                    obligations and liabilities of the corporation

                    (which debts, obligations and liabilities

                    shall include, without limitation of the

                    generality of the foregoing, any and all

                    debts, obligations, liabilities, or claims, of

                    any and every kind and nature, fixed, accrued

                    and otherwise, including the estimated accrued

                    expenses of management and supervision,

                    administration and distribution and any

                    reserves or charges for any or all of the

                    foregoing, whether for taxes, expenses or

                    otherwise, and the price of stock redeemed but

                    not paid for) but excluding the corporation's

                    liability upon its shares and its surplus, by

                         (ii)  The total number of shares of the

                    corporation outstanding.

               The Board of Directors is empowered, in its

          absolute discretion, to establish other methods for

          determining such net asset value whenever such other

          methods are deemed by it to be necessary in order to

          enable the corporation to comply with, or are deemed by

          it to be desirable provided they are not inconsistent

          with, any provision of the Investment Company Act of

          1940 or any rule or regulation thereunder.

               (d)  In determining for the purposes of these

          Articles of Incorporation the total value of the assets

          of the corporation at any time, investments and any

          other assets of the corporation shall be valued in such

          manner as may be determined from time to time by the

          Board of Directors.

               (e)  Payment of the redemption price by the

          corporation may be made either in cash or in securities

          or other assets at the time owned by the corporation or

          partly in cash and partly in securities or other assets

          at the time owned by the corporation.  The value of any

          part of such payment to be made in securities or other

          assets of the corporation shall be the value employed in

          determining the redemption price.  Payment of the

          redemption price shall be made on or before the seventh

          day following the day on which the shares are properly

          presented for redemption hereunder, except that delivery

          of any securities included in any such payment shall be

          made as promptly as any necessary transfers on the books

          of the issuers whose securities are to be delivered may

          be made, and, except as postponement of the date of

          payment may be permissible under the Investment Company

          Act of 1940 and the rules and regulations thereunder.

               The corporation, pursuant to resolution of the

          Board of Directors, may deduct from the payment made for

          any shares redeemed a liquidating charge not in excess

          of one percent (1%) of the redemption price of the

          shares so redeemed, and the Board of Directors may alter

          or suspend any such liquidating charge from time to

          time.

               (f)  The right of any holder of shares of stock

          redeemed by the corporation as provided in this Article

          EIGHTH to receive dividends or distributions thereon and

          all other rights of such holder with respect to such

          shares shall terminate at the time as of which the

          redemption price of such shares is determined, except

          the right of such holder to receive (i) the redemption

          price of such shares from the corporation in accordance

          with the provisions hereof, and (ii) any dividend or

          distribution to which such holder had previously become

          entitled as the record holder of such shares on the

          record date for such dividend or distribution.

               (g)  Redemption of shares of stock by the

          corporation is conditional upon the corporation having

          funds or property legally available therefor.

               (h)  The corporation, either directly or through

          an agent, may repurchase its shares, out of funds

          legally available therefor, upon such terms and

          conditions and for such consideration as the Board of

          Directors shall deem advisable, by agreement with the

          owner at a price not exceeding the net asset value per

          share as determined by the corporation at such time or

          times as the Board of Directors of the corporation shall

          designate, less a charge not to exceed one percent (1%)

          of such net asset value, if and as fixed by resolution

          of the Board of Directors of the corporation from time

          to time, and take all other steps deemed necessary or

          advisable in connection therewith.

               (i)  The corporation, pursuant to resolution of

          the Board of Directors, may cause the redemption, upon

          the terms set forth in such resolution and in

          subsections (b) through (g) and subsection (j) of this

          Article EIGHTH, of shares of stock owned by stockholders

          whose shares have an aggregate net asset value of five

          hundred dollars or less.  Notwithstanding any other

          provision of this Article EIGHTH, if certificates

          representing such shares have been issued, the

          redemption price need not be paid by the corporation

          until such certificates are presented in proper form for

          transfer to the corporation or the agent of the

          corporation appointed for such purpose; however, the

          redemption shall be effective, in accordance with the

          resolution of the Board of Directors, regardless of

          whether or not such presentation has been made.

               (j)  The obligations set forth in this Article

          EIGHTH may be suspended or postponed as may be

          permissible under the Investment Company Act of 1940 and

          the rules and regulations thereunder.

          NINTH:  All persons who shall acquire stock or other

securities of the corporation shall acquire the same subject to the provisions of the corporation's Charter, as from time to time amended.

          TENTH:  From time to time any of the provisions of the

Charter of the corporation may be amended, altered or repealed,

including amendments which alter the contract rights of any class of stock outstanding, and other provisions authorized by the Mary-

land General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said Law, and all rights at any time conferred upon the stockholders of the corporation by its Charter are granted subject to the provisions of this Article.

          IN WITNESS WHEREOF, I have adopted and signed these

Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated: April 22, 1983

                              Morris Bienenfeld, Incorporator